Exhibit 99.1

Pacific Premier Bancorp, Inc. to Present at 2012 Raymond James Bank Conference

COSTA MESA, Calif., August 13, 2012 /PRNewswire/ -- Pacific Premier Bancorp, Inc. (NASDAQ: PPBI) (the "Company"), the holding company of Pacific Premier Bank (the “Bank”), announced today that Steven R. Gardner, President and Chief Executive Officer, will participate in the West Coast panel discussion during the 2012 Raymond James Bank Conference in Chicago on Tuesday, August 14, at 1:55 p.m. Pacific / 3:55 p.m. Central.

While conference attendance is by invitation only, a simultaneous webcast can be accessed online at http://wsw.com/webcast/rj77/ppbi/.  The webcast will be archived for 7 days following the live presentation.  After the live event, the archived presentation can be accessed on Pacific Premier Bancorp’s website under the "Investor Relations" section.

About Pacific Premier Bancorp, Inc.

The Company owns all of the capital stock of Pacific Premier Bank.  Pacific Premier Bank provides business and consumer banking products to its customers through our ten full-service depository branches in Southern California located in the cities of Costa Mesa, Huntington Beach, Los Alamitos, Newport Beach, Palm Desert, Palm Springs, San Bernardino and Seal Beach.

Contact:

Pacific Premier Bancorp, Inc.

Steven R. Gardner
President/CEO
714.431.4000

Kent J. Smith
Executive Vice President/CFO
714.431.4000